NEWS                                                     FOR FURTHER INFORMATION

FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE, 2200, DENVER, COLORADO 80202  VICE PRESIDENT AND TREASURER

                                                                  (303) 812-1500

FOR IMMEDIATE RELEASE

          FOREST OIL CORPORATION ANNOUNCES YEAR-END OPERATIONS RESULTS
                               AND PLANS FOR 2000

DENVER, COLORADO - FEBRUARY 15, 2000 - Forest Oil Corporation (NYSE:FST) announced today its year-end operations summary and plans for 2000 for its Canadian, Gulf of Mexico, Western and International business units.

CANADA

THE FOOTHILLS

In Canada, Forest announced several significant 1999 discoveries in the Alberta foothills that were not previously announced due to land considerations.

- CUTPICK
Forest (40 to 57% working interest) participated in 2 wells in 1999. The first well was completed in a cretaceous (sweet gas) formation and tested at a rate of
6.2 mmcfd. Flow testing of the second well commenced on February 13th and will require 2 to 3 weeks for formation cleanup and evaluation. An initial test produced 4 mmcfd out of 2 cretaceous (sweet gas) zones. Based on the success of these wells, Forest aggressively acquired additional land in the area throughout 1999 and currently has an interest in 73 sections of land surrounding this play. Drilling of 2 additional wells is underway and Forest plans to drill an additional 2 to 4 wells at Cutpick in 2000.

A 23-mile pipeline has been surveyed to connect this property to the NOVA System. Soil sampling for the stream crossings is complete and planning is underway to build the pipeline during the fourth quarter of 2000. Production is anticipated to commence near the end of 2000, by which time the Company expects to have 6 to 8 wells completed. Drilling of additional wells is expected to continue at a rate of 5 to 10 wells per year.

- NARRAWAY
At Narraway, 10 miles from Cutpick, Forest (50 to 55% working interest) completed and tested a discovery well at 2.8 mmcfd out of a cretaceous (sweet gas) zone. A second well has just finished drilling and is being production tested in 3 cretaceous (sweet gas) zones. A third well is planned to commence drilling after spring breakup and development will continue in 2000 on this reservoir, which is currently expected to cover 10 to 12 sections. Forest owns an interest in 18 sections on this play and will develop the shallow cretaceous (sweet gas) field while monitoring adjacent well activity exploring deeper Belloy (sour gas) targets that Forest believes have potential.

Construction commenced in late January 2000 on a 17-mile, 8-inch diameter pipeline to connect the Narraway property to the NOVA System. Forest (50% working interest) is the operator of this line, which will have an initial capacity of 42 mmcfd. Initial production should commence in April 2000 when construction of facilities is completed.

- BURMIS
Forest (25 to 100% working interest) has an interest in 12,800 acres of land in the prospect. An existing well was re-entered and tested positively to confirm natural gas in the Mississippian (sour gas) formation. 2-D seismic is currently being interpreted to define new drilling locations up structure from the existing well. A 3-D seismic program may be required prior to drilling the first deep test later this year.

- FEDERAL
Forest (40% working interest) has shot additional seismic on the Federal Prospect which covers 16,000 acres of land in the Northeast British Columbia foothills. This new data identified that the preliminary drilling location should be moved to a higher part of the structure. The first test well to be drilled is an 8,000 foot Mississippian (sour gas) test which is expected to spud in September 2000.

NORTHWEST TERRITORIES

- DEEP NAHANNI (SOUR GAS)
         - P-66A FOREST (50% WORKING INTEREST)
Clearing of rights-of-way for construction of roads and pipelines started in February 2000 to bring the P-66A well on production. Initial production is expected in July 2000 at a gross rate of 25 to 30 mmcfd. The 3-1/2" production tubing is being replaced with 4-1/2" tubing to allow for production rates up to 45 mmcfd.

Forest completed a 3-D seismic program covering the land between the Chevron K-29 well, the N-61 well and the southern half of the exploration license (EL
383), in late 1999. Interpretation of this new data, which should be available in March, will be used with N-61 data and is expected to lead to the spudding of another well in the summer of 2000.

         - N-61 FOREST (50% WORKING INTEREST)
All work at N-61 has been suspended. The well encountered gas at the top of the Nahanni structure but in a tight carbonate reservoir. The well crossed the gas water contact of the accumulation and bottomed in highly fractured water-bearing reservoirs that were tested last year. Based on dipmeter information from the well and the preliminary interpretation of the 3-D seismic shot in the fall of 1999, Forest believes that N-61 is on the edge of the gas field with significant updip potential between the N-61 location and P-66A discovery 6 miles north. The Company does not expect the initial well bore of N-61 to be commercial.

- MATTSON (SWEET GAS)
In the southern part of Forest's Ft. Liard acreage (33% working interest), Forest participated in drilling the I-46 well, a direct offset to Paramount's F-36 discovery well drilled one year ago. Completion and production testing of the I-46 well began in mid-February. Based on information on I-46 and the testing operations to be conducted on other wells in the region which have penetrated the Mattson formation, the joint venture intends to refine the mapping of the extent of the play and begin the acquisition of additional seismic data.

GULF OF MEXICO

OFFSHORE

The Gulf of Mexico, which continues to be the cornerstone of Forest's current production, has had an impressive 3-year track record as illustrated by the table below:

--------------------------------------------------------------------------------
GULF OF MEXICO RESULTS
                                  1999             1998              1997
                                  ---------------------------------------
-    Revenue ($MM)               $81.4             $66.6            $85.7
-    Wells Drilled                 8                 7                8
     % SUCCESS RATE               75%               71%              75%
-    Recompletions                 7                 4               15
-    Production (bcfe)            34                32               32
-    Reserve Additions (bcfe)     36                31               40
-    Plowback                     41%              106%              94%
-    LOE per MCFE                $0.38             $0.37            $0.42
--------------------------------------------------------------------------------

Forest currently plans to participate in 16 drilling wells, twice as many as in each of the previous 3 years, and several recompletions in the year 2000. The ramp up in offshore activity is being made to combat disappointing results in South Louisiana, which are discussed below.

- SOUTH PELTO 6
Forest (65% working interest) is currently drilling a well at 12,000 feet with a planned total depth of 14,400 feet. The target is similar in seismic response to the existing producing zone that has produced 49 bcfe at South Pelto 6.

- EUGENE ISLAND 292
Forest (20% working interest) announced that a 2 well drilling program was successful in the fourth quarter of 1999. Both wells were completed and are currently producing at a combined rate of 11.7 mmcfed. Forest, as operator, has proposed an additional 4 well drilling program plus miscellaneous recompletions to its partners. Plans are to start the program in March 2000.

- HIGH ISLAND 116
Forest (55% working interest) completed the High Island 116 B-2 well two months behind schedule. It began production December 30, 1999, from a low-resistivity zone. After producing up to 28 mmcfed in a zone that was not expected to produce, the well has depleted to 3 mmcfed and a workover is underway to open additional pay located beneath the primary sand packages. Further, the original B-1 discovery well will be recompleted into the final sections of low-resistivity pay. There are still two primary sand packages behind pipe in the B-1 that have not yet been produced. Upon completion of this work, Forest believes that production from the field could increase to 40 mmcfed. In 2000, a well is planned to test a syncline-separated feature from the existing reservoirs.

- EUGENE ISLAND 53
Field production under normal Gulf of Mexico declines has decreased from 100 mmcfed to 50 mmcfed over a 20-month period. In 2000, Forest (100% working interest) plans to drill a well to test deeper sands in a fault block adjacent to existing reservoirs.

ONSHORE

- MCALLEN RANCH, SOUTH TEXAS
Forest (50% working interest) drilled 5 wells in the McAllen field in 1999. Four out of the five were successful. The most recent well (#35) was completed and stimulated in December and placed on-line to sales at a rate of 11.5 mmcfed with 4,500 psi flowing tubing pressure. In 2000, Forest plans to drill 2 to 4 wells in McAllen Ranch.

- ATCHAFALAYA BAY FIELD, SOUTH LOUISIANA
Forest (25% working interest) participated in the drilling of a 17,600 foot well early in 1999. The S/L 5097 #2 well was placed on production in July at a rate of 33.9 mmcfed and is currently producing at that same rate. Forest anticipates drilling an additional well in this field in 2000.

- KATY, EAST TEXAS
Forest (50% working interest) participated in a pilot frac program to improve field productivity. The initial pilot increased production from 300 mcfed to 5.0 mmcfed in 1 well bore. These results will be monitored to further determine whether this pilot frac can be further applied to 25 to 50 wells in the field.

- SOUTH LOUISIANA PROPERTIES
Forest is continuing the field studies on the onshore Louisiana properties purchased in February 1998. After continued disappointing production results from these properties, Forest changed the management of these fields in the fourth quarter. The offshore Vice President, who has managed that very successful business unit, has been given the additional responsibility for this business unit. Forest plans to significantly reduce development expenditures related to proved reserves and to begin a low-risk exploration program similar to the program in the offshore unit. As a result, anticipated production from the onshore business unit will be reduced in 2000. Forest has reduced its estimates of 2000 production by 25 to 30 mmcfed from these properties.

WESTERN REGION

- ELM PROSPECT, JONAH FIELD - GREEN RIVER BASIN, WYOMING
The Elm Federal Well 23-13, located in the southwest corner of the Jonah Field, (Forest 64% working interest) was drilled in January 2000. Production casing was set to 9,700 feet. The well encountered 1,600 feet of gross Lance formation with 405 feet of net pay. Seven separate zones will be fracture stimulated with sand and water. The first 2 zones were stimulated on February 9th and 10th. The well is currently flowing 6 mmcfd at 2,400 psi FTP. The remaining 5 zones will be completed over the next 2 months. Forest has additional lands and may drill 2 more wells in this corner of the field in 2000.

INTERNATIONAL

Forest currently holds 17 concessions covering some 21.7 million gross undeveloped acres in 8 different countries.

- THAILAND
Forest (100% working interest) will drill a 1,000-meter test well at the Phu Din #1 in onshore northeast Thailand. If this well is successful, Forest will begin delineation drilling on its 700,000 acres of land. This well will drill a prospect on trend with Exxon's Nam Phong field.

- SWITZERLAND
In early third quarter, Forest (100% working interest) will spud the Weiach #2, a 2,000-meter test well, in northern Switzerland. This well is being drilled 350 meters away from a well which encountered significant gas shows in tight sandstones and coals. If this well is successful, Forest will begin further delineation drilling on its 3.4 million acres of land.

- SOUTH AFRICA
In November 1999, Forest (70% working interest) was awarded Block 1 (5 million acres) in South Africa. The Block has an existing undeveloped gas discovery (35 mmcfd) and is located directly to the north of Block 2 (70% working interest) where a 3-D seismic survey was completed in late 1999 over the AK gas discovery (50 mmcfd). While wells on Block 1 and 2 have tested at 85 mmcfd of production, Forest currently estimates commerciality will be reached at 200 mmcfd.

CAPITAL EXPENDITURES

In 1999, Forest began to allocate significant capital to Frontier (Canadian and International) exploration and development. The project lead-time in Frontier areas can be up to 3 to 4 years before their potential can be realized. In 1999, Forest spent $102 million in capital expenditures net of asset sales. Of this amount, $35 million or 35% was spent on Frontier areas. In the U.S. business units, the Company spent $67 million net of property sales of which $22 million were exploration expenditures. The Company's non-Frontier exploration program yielded 42 bcfe of new proved reserves while the Frontier areas yielded negligible reserves in 1999.

- 1999 CAPITAL EXPENDITURES BY BUSINESS UNIT

-------------------------------------------------------------------------------------------------------------------
                                       GULF COAST
($mm)                                  ----------                           CANADIAN                   CONSOLIDATED
                              -------------------------------------------------------------------------------------
                                  OFFSHORE      ONSHORE         WESTERN       FOREST    INTERNATIONAL         TOTAL
                              -------------------------------------------------------------------------------------
Exploration                          $  14            7               1           38          8                68
Development                             13           28               6            5          -                52
Acquisitions                             0            0               1            -          1                 2
                              -------------------------------------------------------------------------------------
   Gross capital expenditures           27           35               8           43          9               122

Sales proceeds                          (0)          (1)             (2)         (11)        (6)              (20)
                              -------------------------------------------------------------------------------------
   Net capital expenditures          $  27           34               6           32          3               102
                              =====================================================================================
-------------------------------------------------------------------------------------------------------------------

- 2000 PLANNED CAPITAL EXPENDITURES BY BUSINESS UNIT
Forest plans to begin first production in both the Northwest Territories and the foothills of Alberta and, as a result, development expenditures will increase in 2000. Forest plans to spend $40 to $50 million a year on the Frontier exploration and development in the next two to three years. Offshore Gulf activity is expected to increase dramatically and Onshore Gulf capital activity is being significantly reduced and repositioned to focus on new reserve additions, rather than proved reserves. The following summarizes the planned 2000 expenditures.

---------------------------------------------------------------------------------------------------------------------
                                       GULF COAST
($mm)                                  ----------                           CANADIAN                     CONSOLIDATED
                                  OFFSHORE     ONSHORE          WESTERN       FOREST    INTERNATIONAL           TOTAL
                              ---------------------------------------------------------------------------------------
Exploration                          $  33           7                9            9         10                  68
Development                              9           6                4           29          -                  48
Acquisitions                             -           -                -            -          -                   -
                              ---------------------------------------------------------------------------------------
   Gross capital expenditures        $  42          13               13           38         10                 116

---------------------------------------------------------------------------------------------------------------------

PROVED RESERVES

- PROVED RESERVES BY BUSINESS UNIT
Forest estimates that proved reserves at December 31, 1999 decreased by 7% to a total of 718 bcfe. Of this total, 73% is natural gas and 19% is proved undeveloped. The decrease from a year ago is due primarily to downward revisions to the onshore Louisiana properties, property sales and the continuing significant investment in the Frontier areas.

------------------------------------------------------------------------------------------------------------------
(bcfe)                                                GULF COAST                      CANADIAN    CONSOLIDATED
                                               OFFSHORE         ONSHORE      WESTERN    FOREST           TOTAL
                                         ------------------------------------------------------------------------
PROVED RESERVES AT 12/31/98                         115             262          177       221          775
   Extensions and discoveries                        29              10            3         6           48
   Production                                       (34)            (17)         (14)      (23)         (88)
   Revisions                                          7             (33)          25        (3)          (4)
   Sales of reserves                                 (5)             (1)          (2)       (5)         (13)
                                         ------------------------------------------------------------------------
PROVED RESERVES AT 12/31/99                         112             221          189       196          718
------------------------------------------------------------------------------------------------------------------

- PRESENT VALUE AND YEAR-END PRICING
The following table summarizes the future net cash flows before income taxes discounted by 10% at December 31, 1999 and 1998, and the respective NYMEX natural gas and liquids prices used in computing such cash flows.

--------------------------------------------------------------------------------------------------
                                                                          1999              1998
                                                                       ---------------------------
Present value of future net cash flows before income taxes               $ 731.9           $ 547.5
NYMEX oil price ($/bbl)                                                  $ 26.49           $ 12.05
NYMEX natural gas price ($/mmbtu)                                        $  2.34           $  2.14
--------------------------------------------------------------------------------------------------

2000 PRODUCTION ESTIMATES

Due to the capital reallocation in the Onshore Gulf unit and poorer than expected performance from properties acquired in South Louisiana in February 1998, Forest estimates the range of its average daily production for 2000 will be 235 to 260 mmcfed. The Company estimates it is currently producing 225 to 230 mmcfed. The production estimates do not include potential effects of producing property dispositions in Oklahoma and west Texas.

EARNINGS RELEASE AND TELECONFERENCE CALL

Forest Oil Corporation will release fourth quarter and year-end results February 16, 2000 after the close of business. The Company's management will hold a teleconference call Thursday, February 17, 2000 at 11:00 a.m. Eastern Standard Time to review the fourth quarter 1999 and year-end results. If you would like to participate, please call toll-free (800) 633-8479 and request the Forest Oil teleconference.

A replay of the teleconference call will be available Friday, February 18, 2000 to February 25, 2000. The replay can be accessed between 9:00 a.m. EST and 3:00 p.m. EST by dialing toll-free (800) 633-8284 (for U.S.) and (858) 812-6440 (for International), reservation #14326571.

                                   * * * * * *

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in the Company's 1998 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.

February 15, 2000

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